SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[x]

Preliminary Information Statement

             [  ] Confidential, for use of the Commission only

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Definitive Information Statement

                                Econometrics, Inc.                             .

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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No fee required.

[  ]

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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Title of each class of securities to which transaction applies:

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Aggregate number of securities to which transaction applies:

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Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11.  (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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Proposed maximum aggregate value of transaction:

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Total fee paid:

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Amount Previously Paid:

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Form, Schedule or Registration Statement No.:

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Date Filed:

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ECONOMETRICS, INC.

One Exchange Place, Suite 1000

Jersey City, NJ  07303

INFORMATION STATEMENT

To the Holders of the Voting Stock:

The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting power of Econometrics, Inc. have given their written consent to a resolution adopted by the Board of Directors of Econometrics to amend the Certificate of Incorporation so as to    change the name of the company to “JinZangHuang Tibet Pharmaceuticals Inc.”  We anticipate that this Information Statement will be mailed on March 3, 2008 to shareholders of record.  On or after March 23, 2009, the amendment of the Certificate of Incorporation will be filed with the Delaware Secretary of State and it will become effective.

Delaware General Corporation Law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, Econometrics will not hold a meeting of its shareholders to consider or vote upon the amendment of Econometrics’ Certificate of Incorporation.

WE ARE NOT ASKING YOU FOR A PROXY.

YOU ARE REQUESTED NOT TO SEND US A PROXY.

March 3, 2009

Wang  Shuxiang

Chief Executive Officer

VOTING SECURITIES OUTSTANDING

Stockholders of record entitled to vote were determined as of the close of business on January 22, 2009.  At that date, there were issued and outstanding 40,644,780 shares of Econometrics common stock, each of which entitles the holder thereof to one vote.

The following table sets forth the number of shares of voting stock owned by each person who, as of the record date, owned beneficially more than 5% of any class of Econometrics voting stock, as well as the ownership of such shares by each member of the Econometrics Board of Directors and the shares beneficially owned by its officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class
Wang Shuxiang	2,648,935	6.5%
Xue Bangyi(3)	4,429,359	10.9%
Yang An	50,500	0.1%
All officers and directors as a group (4 persons)	7,179,294	17.7%

________________________________

(1)

Except as otherwise noted, each shareholder’s address is c/o Fu Qian Road South End (Westside), Leling City, Shangdong Province, P. R. China.

(2)

Except as otherwise noted, all shares are owned of record and beneficially.

(3)

Mr. Xue’s address is c/o Building 26, Unit 21, South Station New Village, Guandu District, Kunmin City, Yunnan Province, P.R. China.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

TO CHANGE THE NAME OF THE CORPORATION

The Board of Directors of Econometrics has adopted a resolution to change the name of the corporation from Econometrics to “JinZangHuang Tibet Pharmaceuticals Inc.”  The holders of shares representing a majority of the voting power of Econometrics outstanding voting stock have given their written consent to the resolution. Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as shareholders’ approval. We will file the Amendment with the Secretary of State of Delaware on or after March 23, 2009, and it will become effective on the date of such filing (the “Effective Date”).

Reasons for Approving the Name Change

The primary purpose of the name change is to better represent the corporation’s business.  The corporation recently acquired the outstanding capital stock of Tibet Medicine, Inc., a Delaware corporation. Tibet Medicine, Inc. is a holding company that owns 100% of the registered capital of Beijing Taibodekang Consulting Co., Ltd., a Wholly Foreign Owned Entity organized under the laws of the People’s Republic of China (“Beijing Taibodekang”). Beijing Taibodekang has control over the business of Leling Jinzanghuang Biotech Co. Ltd., a limited liability company organized under the laws of The People’s

Republic of China (“Jinzanghuang”), the relationship between them being generally identified as “entrusted management.”  Jinzanghuang is engaged in the distribution of Tibetan pharmaceutical and nutraceutical products in The People’s Republic of China.  Because of this new overall direction in the corporation’s business, the Board of Directors and majority shareholders have determined to change the corporation’s name.

Certificates for the corporation’s common stock that recite the name “Econometrics, Inc.” will continue to represent shares in the corporation after the Effective Date.  If, however, a shareholder wishes to exchange his certificate for a certificate reciting the name “JinZangHuang Tibet Pharmaceuticals Inc.” after the Effective Date, he may do so by surrendering his certificate to the corporation’s Transfer Agent with a request for a replacement certificate and the appropriate stock transfer fee.  Econometrics’ Transfer Agent is:

Columbia Stock Transfer Company

601 East Seltice Way, Suite 202

Post Falls, ID 83854

208-664-3544

No Dissenters’ Rights

Under Delaware law, shareholders are not entitled to dissenters’ rights with respect to any of the transactions described in this Information Statement.

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